UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

WAVE LIFE SCIENCES LTD.

(Exact name of registrant as specified in its charter)

Singapore	001-37627	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Straits View #12-00, Marina One East Tower Singapore	018936
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6236 3388

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
$0 Par Value Ordinary Shares	WVE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On February 6, 2020, Wave Life Sciences Ltd. (the “Company” or “Wave”) implemented a plan to reduce operating costs and better align its workforce with the needs of its business following the Company’s December 16, 2019 announcement of its decision to discontinue the suvodirsen program for patients with Duchenne muscular dystrophy (DMD) and to cease development of the Company’s other DMD programs. Under this cost reduction plan, the Company will reduce its workforce by approximately 22%. Communication of the workforce reduction to impacted employees is expected to be complete by February 10, 2020. The Company estimates that it will incur one-time restructuring charges of approximately $3.5 million, including employee severance, benefits and related termination costs, the majority of which it expects to pay in the first quarter of 2020.

The Company’s cost reduction plan, including the workforce reduction, will allow the Company to focus its resources on its existing central nervous system (CNS) programs, including those in Huntington’s disease (HD), amyotrophic lateral sclerosis (ALS), frontotemporal dementia (FTD), spinocerebellar ataxia-3 (SCA3), and the additional CNS programs it is pursuing in collaboration with Takeda. In addition, the cost reduction plan will not impact the Company’s advancement of its PRISM platform, including ADAR-mediated RNA editing, or its hepatic and ophthalmology programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE LIFE SCIENCES LTD.

By:	/s/ Paul B. Bolno, M.D.
Paul B. Bolno, M.D.
President and Chief Executive Officer

Date: February 6, 2020